SETTLEMENT AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

      This Settlement Agreement and General Release ("Agreement") is made by and between Richard J. Kirby, of Medford, Massachusetts ("Kirby"), Pharlo Solutions, LLC and Tasker Capital Corp. ("Tasker" or the "Company"), a Nevada corporation.

      WHEREAS, Tasker and Kirby entered into a certain Consulting Agreement, dated November 26, 2002 (the "Consulting Agreement"), pursuant to which Kirby agreed to provide certain consulting services to Tasker in consideration for certain consideration described therein;

      WHEREAS, a dispute has arisen between Kirby and Tasker regarding the services provided by Kirby to Tasker and the compensation for those services as set forth in the Agreement;

      WHEREAS, Kirby is a party, has been a party and may become a party to certain right of first refusal agreements by and between Kirby and Pharlo Citrus Technologies, Inc., a Florida corporation ("Pharlo Citrus");

      WHEREAS, pursuant to an Assignment of Right of First Refusal, dated February 13, 2003, Kirby and Tri Van To assigned, sub-licensed and for all purposes granted all their right, title and interest, held either individually or in any other capacity, in the license agreement, dated July 19, 2002, by and between Kirby and Pharlo Citrus to Pharlo Solutions, LLC ("Pharlo Solutions")

      WHEREAS, Tasker and Kirby now desire to resolve all controversies and claims existing between them, in order to avoid litigation and its attendant expenses and time demands;

      NOW THEREFORE, in consideration of the mutual promises and obligations set forth below, Tasker and Kirby hereby agree as follows:

      1. Transfer of Certain Rights. In consideration of the obligations set forth in this Agreement, each of Kirby and Pharlo Solutions sells, conveys, grants, assigns, transfers and delivers to Tasker, free and clear of all liens, security interests and other encumbrances, all of Kirby's right, title, and interest in any right of first refusal that Kirby has owned, currently owns or has an interest in or hereafter acquires with respect to Pharlo Citrus' licensed technology.

      2. Cash Obligations to Kirby. In consideration of the obligations set forth in this Agreement, commencing on the date of this Agreement, and continuing until the termination of or expiration of Pharlo Citrus' patent to the licensed technology, Tasker will pay to Kirby, on a monthly basis, one half of one percent (0.05%) of Tasker's Net Revenues (as defined below) in an amount not to exceed $400,000 in any one calendar year. "Net Revenues" means monies, credits and other consideration actually received by Tasker from the sale or other disposition of Tasker's products, less the following: (a) sales, use and excise taxes imposed with respect to such dispositions, (b) prepaid or allowed shipping charges included in such consideration, (c) discounts, and (c) amounts allowed or credited on returns.

      3. Termination of Consulting Agreement. Immediately upon execution of this Agreement, the Consulting Agreement shall terminate and become void and have no effect.

      4. Release of Tasker by Kirby. For and in consideration of this Agreement, and except for the obligations of Tasker under the terms of this Agreement, Kirby, for himself, his heirs and his assigns, unconditionally releases and forever discharges Tasker and its predecessors, successors, assigns, parents, subsidiaries, divisions, insurers, and their past and present directors, officers, employees, stockholders, partners, agents, trustees, attorneys and representatives of any kind, from all actions, causes of action, suits, debts, dues, covenants, contracts, bonuses, controversies, agreements, promises, claims of every nature and kind, charges, complaints and demands whatsoever, in law or equity, from the beginning of the world to the day and date of this Agreement including, but not in limitation of the foregoing general terms: any claims related to the Consulting Agreement, any claims arising from Kirby's services to or separation from the Company; any claims or demands related to salary, bonuses, commissions, stock, stock options, vacation or other time off pay, fringe benefits, additional severance pay, or any other form of compensation; any claims Kirby may have under any federal or state labor, employment or discrimination statute, rule or regulation, including but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Fair Labor Standards Act of 1938 as amended, the Americans with Disabilities Act, the Federal Rehabilitation Act of 1973, Chapter 151B of the Massachusetts General Laws, or at common law, and similar provisions under the laws of any other State, and any other laws or regulations relating to employment, discrimination, retaliation or civil rights; any tort claims; any contract claims; and any claims for fraud, defamation, emotional distress and/or breach of the implied covenant of good faith and fair dealing. Except for the obligations of Tasker under this Agreement, it is the intent of Kirby to release all claims of every nature and kind, whether known or unknown, accrued or unaccrued, which he may have against Tasker as of the date of the execution of this Agreement.

      5. Release of Kirby By Tasker. For and in consideration of this Agreement, and except for the obligations of Kirby under the terms of this Agreement, Tasker, for itself and its predecessors, successors, assigns, parents, subsidiaries, divisions, insurers, and their past and present directors, officers, employees, stockholders, partners, agents, trustees, attorneys and representatives of any kind, unconditionally releases and forever discharges Kirby, from all actions, causes of action, suits, debts, dues, covenants, contracts, bonuses, controversies, agreements, promises, claims of every nature and kind, charges, complaints and demands whatsoever, in law or equity, from the beginning of the world to the day and date of this Agreement, relating to Kirby's services to Tasker. Except for the obligations of Kirby under this Agreement, it is the intent of Tasker to release all claims of every nature and kind, whether known or unknown, accrued or unaccrued, which it may have or could have had against Kirby as of the date of the execution of this Agreement.


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

      6. Confidentiality. The terms of this Agreement shall remain confidential, except that Tasker may disclose the terms of the Agreement to its directors, stockholders, lenders, investors, prospective investors, employees, attorneys, accountants and auditors, and Kirby may disclose the terms of the Agreement to his attorneys, accountants and auditors. In addition, either party may disclose the terms of this Agreement as required by state, local or federal law.

      7. No Admissions. Nothing in this Agreement shall constitute, or be deemed or interpreted to be, an admission of liability by either party with respect to any claim either party may have had against the other, nor the admission of any factual allegation underlying any such claim.

      8. Non-disparagement. Kirby agrees that he shall not directly or indirectly publish or make, either orally or in writing (whether by electronic means or otherwise), any derogatory, defamatory, or disparaging statements about Tasker, or any of its parents, divisions, affiliates, related entities, officers, directors, employees or attorneys. Tasker agrees that it shall not directly or indirectly publish or make, either orally or in writing (whether by electronic means or otherwise), any derogatory, defamatory, or disparaging statements about Kirby.

      [9. Return of Company Property. Within three business days of the execution of this Agreement, Kirby shall return to Tasker all documents, proprietary information and any other property of the Company in his possession including, but not limited to, business plans, executive summaries, business cards, Company correspondence, agreements and technology information.]

      [10. Confidentiality of Proprietary Information. Kirby shall maintain the confidentiality of all Proprietary Information of Tasker and may not disclose any such information to third parties. Proprietary Information means any confidential and/or trade secret information of Tasker and/or others possessed by Tasker relating to, among other things, Tasker's products, services, technology, methodologies, specifications, manufacturing or operating methods, know-how, business or marketing plans, or business relationships.]

      11. Acknowledgments. Tasker and Kirby acknowledge that they have consulted with independent counsel of their selection in connection with this Agreement, and that they have had full opportunity to discuss with their attorneys the terms and legal significance of this Agreement, which they freely enter into.

      12. Entire Agreement; Modifications. This Agreement contains the entire understanding between the parties and may not be modified except in writing signed by the parties. This Agreement is executed without any reliance on any statement or representation by Tasker or Kirby not set forth herein. The parties further agree that there are no other terms, conditions or representations made by the parties that are not contained in this Agreement, and that any collateral representation, statement or undertaking not made a part of this Agreement is not enforceable.

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

      13. Parties Bound. This Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, agents, board members, officers, employees, heirs, executors, administrators, successors, assigns, parents, subsidiaries and affiliates.

      14. Governing Law. The parties understand and agree that this Agreement shall be governed by the laws of the United States and the Commonwealth of Massachusetts as to performance and interpretation. Any action to enforce this Agreement or any claim by any of the parties arising out of an asserted breach of this Agreement, shall be brought exclusively in state or federal court in Massachusetts.

      15. Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

      16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      THE PARTIES ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ THIS AGREEMENT, THAT THEY UNDERSTAND IT, THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO ASK ANY QUESTIONS CONCERNING THIS AGREEMENT, THAT, FROM KIRBY'S PERSPECTIVE, NEITHER TASKER NOR ITS MANAGERS, REPRESENTATIVES, DIRECTORS, OFFICERS OR EMPLOYEES HAVE MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECTS OF THIS AGREEMENT OTHER THAN THOSE CONTAINED HEREIN AND THAT KIRBY FREELY, VOLUNTARILY AND KNOWINGLY ENTERS INTO IT, AND, FROM TASKER'S PERSPECTIVE, KIRBY HAS NOT MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECTS OF THIS AGREEMENT OTHER THAN THOSE CONTAINED HEREIN AND THAT TASKER FREELY, VOLUNTARILY AND KNOWINGLY ENTERS INTO IT

---------------------------                   ---------------------------
Witness                                       Richard J. Kirby


                                              December __, 2004


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

                                              Tasker Capital Corp.



                                           By
---------------------------                   ---------------------------
Witness                                       Its Authorized Representative


                                              December __, 2004



                                              Pharlo Solutions, LLC



                                           By
---------------------------                   ---------------------------
Witness                                       Its Authorized Representative


                                              December __, 2004

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